Exhibit 99.1

Concrete Pumping Holdings Announces Closing of Senior Secured Second Lien Notes Offering

- Debt Refinancing Supports Previously Announced $1.00 Special Dividend, to be Paid On February 3, 2025 -

DENVER, CO – February 3, 2025 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company” or “CPH”), a leading provider of concrete pumping and concrete waste management services in the U.S. and U.K., announced that Brundage-Bone Concrete Pumping Holdings, Inc. (the “Issuer”), a wholly-owned subsidiary of the Company, has successfully closed its private offering of $425.0 million in aggregate principal amount of senior secured second lien notes due 2032 (the “Notes”). The Notes were issued at par and bear interest at a fixed rate of 7.500% per annum. The Issuer’s obligations under the Notes will be guaranteed by the Company, Concrete Pumping Intermediate Acquisition Corp. and each of the Issuer’s domestic, wholly-owned subsidiaries that is a borrower under or guarantees the ABL Facility.

The proceeds of the Notes were used to pay the redemption price for all of the Company’s outstanding 6.000% senior secured second lien notes due 2026 and to pay related fees and expenses thereto. In addition, the remainder of the net proceeds of the Notes, together with cash on hand, will be used to pay a special one-time dividend of $1.00 per share of the common stock of the Company (approximately $53 million in the aggregate) on or about February 3, 2025.

“The closing of our senior notes refinancing strengthens our balance sheet and represents a significant milestone in our evolution, underscoring our consistent operating performance and healthy free cash flow generation,” said Bruce Young, CEO of CPH. “In the past, we have executed a range of capital allocation priorities, including organic growth investments in our concrete pumping fleet and Eco-Pan, opportunistic M&A, debt reduction and share buybacks. Now, returning excess capital to our shareholders in the form of a special dividend augments our capital allocation strategy and highlights our commitment to driving superior shareholder value. The special dividend also reflects our confidence in the Company’s strong and consistent free cash flow generation, all while maintaining prudent leverage and ample liquidity to invest in our long-term growth strategy.”

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were offered and sold only to “qualified institutional buyers” in the United States pursuant to Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

About Concrete Pumping Holdings

Concrete Pumping Holdings is a leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K. markets based on fleet size, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone Concrete Pumping, Inc. for concrete pumping in the U.S., Camfaud Group Limited in the U.K., and Eco-Pan, Inc. for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of October 31, 2024, the Company provided concrete pumping services in the U.S. from a footprint of approximately 90 locations across 22 states, concrete pumping services in the U.K. from 35 locations, and route-based concrete waste management services from 20 locations in the U.S. and one shared location in the U.K.

Important Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions, expectations and plans regarding the Company’s and the Issuer’s current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks and uncertainties, including the Company’s ability to execute on its strategic growth plan and other factors disclosed in the risk factor sections of the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, any of which may cause the actual results, levels of activity, performance or achievement of the Company or the Issuer to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Therefore, you should not rely on any of these forward-looking statements as predictors of future events.

All forward-looking statements contained in this release are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are or were made, and the Company does not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Company: Iain Humphries Chief Financial Officer 1-303-289-7497	Investor Relations: Gateway Investor Relations Cody Slach 1-949-574-3860 BBCP@gatewayir.com